UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 4, 2010, Mohammed Shanableh, Vice President of Worldwide Sales of Sonus Networks, Inc. (the “Company”), established a sales plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”).  Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.

Mr. Shanableh’s Rule 10b5-1 plan is an agreement between Mr. Shanableh and a broker to sell shares of common stock of the Company that Mr. Shanableh owns.  Under Mr. Shanableh’s Rule 10b5-1 plan, he will sell up to a maximum of 456,570 shares, of which 388,333 shares would be acquired through the exercise of stock options that were granted between 2004 and 2008 and that expire between 2014 and 2018, plus the net shares received from the vesting of specified restricted stock award grants during the term of such plan.  The broker is authorized to begin selling stock under the Rule 10b5-1 plan on April 3, 2010 and will cease selling stock on the earlier to occur of: (a) February 28, 2011, (b) the completion of all sales contemplated by the plan, or (c) other termination provisions specified in the plan.

Mr. Shanableh’s Rule 10b5-1 plan provides (i) for pre-determined sales of a portion of Mr. Shanableh’s common stock as part of his individual long-term asset diversification and liquidity strategies, subject to certain contingencies, and (ii) for sales of specified share amounts at specific market prices, subject to specified limitations, and requires that such sales be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The Company permits its directors, officers and certain employees to enter into stock trading plans with respect to the Company’s common stock, which are intended to qualify for the safe harbor under Rule 10b5-1, subject to the Company’s applicable guidelines and policies on insider trading. The Rule 10b5-1 plan identified above is intended to comply with the Company’s Corporate Code of Conduct and Ethics and Statement of Policy to Directors, Officers and Employees Concerning Securities Trading for all officers, directors and employees.  The summary of Mr. Shanableh’s Rule 10b5-1 plan is not intended to be a comprehensive description of the terms of the plan.  Transactions under Mr. Shanableh’s Rule 10b5-1 plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.  The Company does not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of its directors or officers in the future, or to report any modification or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel